Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

      We consent to the use in this Registration Statement of Circuit Research Labs, Inc. on Form SB-2 of our report dated November 15, 2000 appearing in the Prospectus, which is part of this Registration Statement.

      We also consent to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
September 18, 2001